UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) May 24, 2002

                          Aqua Vie Beverage Corporation
             (Exact name of registrant as specified in its chapter)

           Delaware                     000-24801                 820506425
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(State or other jurisdiction)   (Commission File Number)        (IRS Employer
                                                             Identification No.)

333 South Main St. P.O. Box 6759, Ketchum, Idaho                   83340
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                   (Address)                                     (zip code)

         Registrant's telephone number, including area code 208-622-7792


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          (former name or former address, if changed since last report)

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ITEM 5. Other Events


Registrant intends to amend its 10-KSB for the year ended July 31, 2001 in order to restate its financial statements to reclassify the forgiveness of advances and payroll by the Company's chief executive officer as a capital contribution instead of as an extraordinary gain, which the Company originally reported. This restatement will increase the Company's reported year-end loss by $676,408, but will not affect the Company's reported assets, liabilities, or net worth.

Registrant also expects that its restated financial statements will reflect previously unrecorded and unpaid compensation of $120,000, which was waived by the Company's CEO, as an additional capital contribution for the year ended July 31, 2001.

Registrant also expects to amend its 10-QSBs for the quarters ending October 31, 2001 and January 31, 2002 in order for its quarterly financial statements to reflect similar capital contributions.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AQUA VIE BEVERAGE CORPORATION

Date: May 24, 2002                         By: /s/ Thomas Gillespie
                                            ------------------------------------
                                                    Thomas Gillespie
                                                    President, Director


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